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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Kana Communications, Inc. of our report dated July 19, 1999 except as to the pooling of interests with InSite Marketing Technology, Inc. discussed in Note C which is as of December 27, 1999 and Note P which is as of February 6, 2000 relating to the financial statements of Silknet Software, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Summary Historical Financial Information" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 21, 2000